Mesh Comm, LLC
Financial Statements
March 31, 2013
(Unaudited)

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm

To the Member
Mesh Comm, LLC

We have reviewed the accompanying balance sheets of Mesh Comm, LLC (the "Company") as of March 31, 2013, and the related statements of operations, changes in members equity, and cash flows for the three months ended March 31, 2013 and 2012. These interim financial statements are the responsibility of the Company’s management.

We conducted the reviews in accordance with standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/KBL, LLP
New York, NY
July 22, 2013

Mesh Comm, LLC
Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)

Assets

Current Assets
Cash	$-	$2,509
Total Current Assets	-	2,509

Total Assets	$-	$2,509

Members Equity

Member's Equity	$-	$16,880

See accompanying notes to financial statements

Mesh Comm, LLC
Statements of Operations
(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2013	March 31, 2012

General and administrative expenses	129	2,687

Net loss	$(129)	$(2,687)

See accompanying notes to financial statements

Mesh Comm, LLC
Statement of Members Equity
Years Ended December 31, 2012 and 2011 and Three Months Ended March 31, 2013
(Unaudited)

Balance - December 31, 2011	$16,880

Member contributions	102,000

Member distributions	(106,965)

Net loss - 2012	(9,406)

Balance - December 31, 2012	2,509

Member contributions	55

Member distributions	(2,435)

Net loss - 2013	(129)

Balance - March 31, 2013	$-

See accompanying notes to financial statements

Mesh Comm, LLC
Statements of Cash Flows
(Unaudited)

	Three Months Ended	Three Months Ended
CASH FLOWS FROM OPERATING ACTIVITIES:	March 31, 2013	March 31, 2012

Net loss	$(129)	$(2,687)
Adjustments to reconcile net loss to net cash used in operating activities:
Net Cash Used In Operating Activities	(129)	(2,687)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft		1,806
Proceeds from loans payable - related party	-	-
Repayments of loans payable - related party	-	-
Member contributions	55	-
Member distributions	(2,435)	(16,000)
Net Cash Used In Financing Activities	(2,380)	(14,194)

Net decrease in cash	(2,509)	(16,881)

Cash - beginning of period	2,509	16,881

Cash - end of period	$-	$-

Supplemental Cash Flow Information:
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

See accompanying notes to financial statements

Mesh Comm, LLC
Notes to Financial Statements
March 31, 2013
(Unaudited)

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Mesh Comm, LLC (the “Company”), was incorporated in the State of Georgia on November 7, 2008.

The Company is engaged in the protection of intellectual property in the United States. The intellectual property covers wireless communication technologies. The Company actively pursues licensing revenues by providing a license to its intellectual property to those entities that wish to acquire a right to use the technology. The intellectual property was acquired from a third party and include U.S. issued patents and applications.

See Note 3 regarding the Company’s sale of intellectual property rights sold to Endeavor IP, Inc., a public company.

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 8-K.

The financial information as of December 31, 2012 is derived from the audited financial statements presented in the Company’s Annual Report on Form 8-K for the years ended December 31, 2012 and 2011.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 8-K, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the years ended December 31, 2012 and 2011.

Certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The interim results for the periods ended March 31, 2013 and 2012 are not necessarily indicative of results for the full fiscal year.

Mesh Comm, LLC
Notes to Financial Statements
March 31, 2013
(Unaudited)

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at March 31, 2013 and December 31, 2012.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition.” Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed, (iii) amounts are fixed or determinable and (iv) collectability is reasonably assured.

The Company receives a one-time, final lump sum payment, in exchange for granting a non exclusive license. At the time of payment there are no further obligations for the Company or any licensee.

Revenues from patent enforcement activities accounted for 100% of revenues since the Company’s inception.

Mesh Comm, LLC
Notes to Financial Statements
March 31, 2013
(Unaudited)

Cost of Revenues

Cost of revenue mainly includes expenses incurred in connection with the Company’s patent enforcement activities, such as legal fees, consulting costs, patent maintenance, royalty fees for acquired patents and other related expenses, as well as, the amortization of acquired patents.

Cost of revenue does not include expenses related to product development, integration or support, as these are included in general and administrative expenses.

The Company pays a contingency fee of approximately 25%-45% of gross recoveries from litigation settlements. These fees are based upon a graduated scale as negotiated between the Company and its legal counsel.

Income Taxes

The Company is a single member LLC and elected to be treated as an S-Corporation for federal and state income tax reporting purpose and, thus no federal or state income tax expense has been recorded in the financial statements. The federal and state income tax returns of the individual are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

Mesh Comm, LLC
Notes to Financial Statements
March 31, 2013
(Unaudited)

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of cash. The carrying amount of the Company's financial instrument generally approximates its fair value as of March 31, 2013 and December 31, 2012 due to the short-term nature of this instrument.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Note 2 Contingencies

In the ordinary course of business, the Company actively pursues legal remedies to enforce its intellectual property rights and to stop unauthorized use of its technology. Other than ordinary routine litigation incidental to the business, the Company knows of no material, active or pending legal proceedings against the Company, nor is the Company involved as a plaintiff in any material proceedings or pending litigation.

Note 3 Subsequent Event

Acquisition of Mesh Comm, LLC by Endeavor IP, Inc.

On May 13, 2013, Endeavor IP, Inc. (“Endeavor”), through its wholly owned subsidiary IP Acquisition I, Inc. purchased certain intellectual property rights from Mesh Comm, LLC (“Mesh”) under the terms of a patent purchase agreement.

Mesh Comm, LLC
Notes to Financial Statements
March 31, 2013
(Unaudited)

In exchange for $800,000 and a 20% royalty on future net revenues associated with enforcement activities, Endeavor acquired from Mesh two U.S. patents and one pending patent application relating to wireless communication networks, as well as all right, title and interest in all related causes of actions and other enforcement rights under or on account of any of such acquired patents. Endeavor assumed all obligations of Mesh under that certain license agreement between Mesh and a third party licensor.

Consulting Agreement

Endeavor entered into a 2 year consulting agreement with the manager of Mesh; this individual will assist with all aspects of the acquired patent portfolio, including, among other things, maintenance of inventions, patent prosecutions and applications related to the patents. This individual will be paid $7,000 per month. The agreement is subject to cancellation.